Exhibit 5.1

December 21, 2023

LifeMD, Inc.

236 Fifth Avenue, Suite 400

New York, New York 10001

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to LifeMD, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) 1,260,750 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) that are issued or subject to issuance by the Company upon the exercise or settlement of awards previously granted under the LifeMD, Inc. Amended and Restated 2020 Equity and Incentive Plan (the “Plan”) and that are being registered for resale by certain directors, officers and employees, and (ii) 778,000 shares of Common Stock that are issued or subject to issuance by the Company upon the exercise or settlement of awards previously granted under certain agreements and arrangements with certain directors, officers and employees (collectively, the “Non-Plan Arrangements”) and that are being registered for resale by those directors, officers and employees. For the purposes of this opinion, the shares described under (i) shall be referred to as the “Plan Shares,” and the shares described under (ii) shall be referred to as the “Non-Plan Shares.”

In connection with this opinion, we have reviewed the actions proposed to be taken by the Company in connection with the issuance and resale of the Plan Shares and the Non-Plan Shares. We have also examined and relied upon the Registration Statement and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. With the Company’s consent, we have relied upon certificates and other assurances of officers of the Company as to factual matters without having independently verified such factual matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise the Company of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

50 South Sixth Street | Suite 1500 | Minneapolis, MN | 55402-1498 | T 612.340.2600 | F 612.340.2868 | dorsey.com

LifeMD, Inc.

December 21, 2023

Based upon and subject to the foregoing, we advise the Company that, in our opinion, when the Plan Shares have been issued pursuant to the applicable provisions of the Plan and pursuant to the agreements which accompany the Plan, and in accordance with the Registration Statement, such Plan Shares will be validly issued, fully paid and nonassessable, and when the Non-Plan Shares have been issued pursuant to the applicable provisions of the Non-Plan Arrangements, and in accordance with the Registration Statement, such Non-Plan Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP

CCH/AWE